Speakers:
Donald E. Morel, Jr.
Chairman and Chief Executive Officer
William J. Federici
Vice President and Chief Financial Officer

All trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., unless noted otherwise.
West Pharmaceutical Services, Inc.

Fourth-Quarter 2011 Analyst Conference Call

9 a.m. Eastern Time, February 16, 2012
A webcast of today’s call can be accessed in the
“Investors” section of the Company’s web site
www.westpharma.com
To participate please dial:
U.S. Toll-free (800) 299-6183 or
International(617) 801-9713
The passcode is 96457871.
A replay will be available on the web site two hours
after the live call and through February 23, 2012. To
access the replay by telephone please dial:
U.S. toll-free (888) 286-8010 or
International (617) 801-6888
The passcode is 36003666.
These presentation materials are intended to accompany today’s press release announcing the Company’s results for the quarter and management’s discussion of those results during today’s conference call.

Cautionary Statement Under the Private Securities Litigation Reform Act of 1995
This presentation and any accompanying management commentary contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements about expected financial results for 2012 and future years.
Each of these estimates is based on preliminary information, and actual results could differ from these preliminary estimates. We caution investors that the risk factors listed under “Cautionary Statement” in today’s press release, as well as those set forth under the caption "Risk Factors" in our most recent Annual Report on
Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by our quarterly reports on Form 10-Q, could cause our actual results to differ materially from those estimated or predicted in the forward-looking statements. You should evaluate any statement in light of these important factors. Except as required by law or regulation, we undertake no obligation to publicly update any forward-
looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
Certain financial measures included in today’s press release and accompanying tables, in these presentation materials, and which may be referred to in management’s discussion of the Company’s results and outlook, are
Non-GAAP (Generally Accepted Accounting Principles) financial measures. Please refer to the “Notes to Non-
GAAP Financial Measures” at the end of these materials for more information. Non-GAAP financial measures should not be considered in isolation or as an alternative to such measures determined in accordance with
GAAP.

Delivering Innovative Solutions

	Three Months Ended December 31, 2011	2010
Net Sales	$295.4	$276.8
Gross Profit	85.3	78.0
Reported Operating Profit	26.9	5.9
Adjusted Operating Profit (1)	28.9	20.6
Reported Diluted EPS	$ 0.54	$ 0.18
Adjusted Diluted EPS(1)	$ 0.59	$ 0.42

Summary Results
$ millions, except per-share data
(1) These are Non-GAAP measurements. See “Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial
 Measures” (Slides 13-15), “Cautionary Statement” (Slide 2) and see the “Restructuring and Other Items” section and “Supplemental Information and Notes to Non-GAAP Financial Measures” in today’s press release for an explanation and reconciliation of these items.

Fourth Quarter 2011 Operations
• Sales Grew 6.8% (7.2% at constant currency)
 – Pharmaceutical Packaging Systems increased 8.6% (9.1% at constant currency)
 • High value products grew 12.1% (12.5% at constant currency)
 – Pharmaceutical Delivery Systems up 1.4% (1.6% at constant currency)
 • Contract Manufacturing gains despite price headwind, proprietary products flat
• Gross Margin Improving
 – PPS pricing aids recovery from rising material costs
 – PDS margin improves on stronger contract sales mix and utilization following restructuring
• R&D spending maintained focus on quality initiative, CZ® and
 SmartDose™
• SG&A spending lower
• Adjusted Operating Profit and Adjusted Diluted EPS sharply higher

Expansion and Product Development Update
• Update on Asia Expansion
 – China rubber facility remains on schedule for 2012 completion and initial commercial production in 2013.
 – India land approval pending, construction work to follow
• Kinston NC conversion and high-value capacity
• NovaPure™ launch to bring QbD to parenteral packaging
• Progress on Daikyo Crystal Zenith® Insert Needle Syringe
 – Partnership with leading biologics filler provides customers a CZ filling alternative.
 •  Expect customers to commence using the facility in Q1 2012
 •  Planned addition of dedicated US-based capacity is progressing
• Large-volume parenteral delivery: SmartDose™ and CZ
• New applications for safety and administration products
Note: Crystal Zenith® is a registered trademark of Daikyo Seiko, Ltd.

West
Delivering Innovative Solutions

Change in Consolidated Sales Fourth-Quarter 2010 to 2011

$276.8
$12.8
$7.1
($1.3)
$295.4
2010 Sales
Volume & Mix
Price
Currency
2011 Sales

Delivering Innovative Solutions

Change in Consolidated Gross Margin %
Fourth-Quarter 2010 to 2011

28.2%
1.7%
1.0%
0.3%
(2.3%)
28.9%
2010
Sales Price
Volume & Mix
Other Costs & Efficiency
Raw Material Price
2011

Delivering Innovative Solutions

Change in Fourth-Quarter SG&A Costs 2010 to 2011

($ millions)

$50.5
$1.2
$0.5
$1.6
$1.0
$1.0
$0.2
$48.4
2010
Incentive Compensation
Outside Services
Stock-based Compensation
Other Compensation
All Other
Currency
2011

Cash Flow Metrics
($ millions)
	Quarter Ended December 31,
	2011	2010
Depreciation and amortization	$18.4	$19.5
Operating cash flow	$41.8	$47.2
Capital expenditures±	$33.4	$21.3
± Capital expenditure cash flows exclude amounts incurred in the period but unpaid at the balance sheet date, which were $14.4 in 2011 and $4.5 in 2010.

Summary Balance Sheet Information
	As of
	December 31, 2011	December 31, 2010
Cash and cash equivalents	$91.8	$110.2

Debt	$349.4	$358.4
Equity	$654.9	$625.7
Net debt to total invested capital†	28.2%	28.4%

Working capital	$228.8	$266.9
† Net Debt and Total Invested Capital are Non-GAAP measures. Net Debt is determined by reducing total debt by the amount of cash and cash equivalents. Total Invested Capital is the sum of Net Debt and Equity.

2012 Full-year Financial Guidance

Delivering Innovative Solutions

($ millions, except EPS)	Estimated 2012 Revenue(1)	Estimated Gross Profit %(1)(2)
Pharmaceutical Packaging Systems Segment	$875 - $895	33.3%

Pharmaceutical Delivery Systems Segment	$340 - $350	20.1%

Consolidated	$1,215 - $1,245	29.6%
	2012 Adjusted Diluted EPS(1)(2) Estimate
	$2.37- $2.55
(1) Guidance includes various currency exchange rate assumptions, most significantly the Euro at $1.32 for the remainder of 2012. Actual results will vary as a result of variability of exchange rates, among other items.
(2) See “Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial Measures”(Slides 13 - 15),“Cautionary
 Statement” (Slide 2) and today’s press release for an explanation and reconciliation of these items.

Selected Factors That Impact Margin % in 2012(3)
Rising Raw-material costs: Costs rose in 2011, impacting gross profit margin by
2.3% in the fourth quarter and 2.2% for the year, excluding related price increases. If costs continue to rise, margins will narrow as there is a delay between market-driven cost increases and when costs are passed on as higher prices to customers.
Improving Sales Mix:  Profit expectations include the favorable impact of expected disproportionate sales growth for high-value pharmaceutical packaging components and proprietary pharmaceutical delivery devices and systems.
Selling price: As a result of rising costs in recent quarters, our selling-prices are increasing more rapidly than they have in recent years. Increases impact list prices and formulated contract-price escalators, and profit expectations for 2012 are dependent upon realizing the expected increases.
Lean Savings and Production Efficiencies: Profit expectations are dependent on anticipated improvements in manufacturing efficiency as a result of:
 – “Lean Manufacturing” programs, which focus on process efficiency
 – Increased manufacturing efficiency as a result economies of scale associated with sales growth
(3) See “Cautionary Statement” on slide 2. This is not an exclusive list of risks associated with forward looking statements included here or made in the presentation.

Non-GAAP Financial Measures(1)
Three Months Ended December 31, 2011 and 2010
(in millions, except per share data)

As Reported
December 31,
2011
Restructuring &
related charges
Acquisition-
related
contingencies
Special
separation
benefits
Discrete
tax items
Non-GAAP
December
31,
2011
Operating profit
$26.9
$1.0
$0.2
$0.8
$-
$28.9
 Interest expense, net
3.9
-
-
-
-
3.9
Income before income taxes
23.0
1.0
0.2
0.8
-
25.0
 Income tax expense
5.5
0.4
-
0.3
(0.6)
5.6
 Equity in net income of
 affiliated companies
1.4
-
-
-
-
1.4
Net income
$18.9
$0.6
$0.2
$0.5
$0.6
$20.8

Net income per diluted share
$0.54
$0.02
$-
$0.01
$0.02
$0.59
	As Reported December 31, 2010	Restructuring and related charges	Discrete tax items	Non-GAAP December 31, 2010
Operating profit	$5.9	$14.7	$-	$20.6
Interest expense, net	4.4	-	-	4.4
Income before income taxes	1.5	14.7	-	16.2
Income tax expense (benefit)	(3.6)	5.3	1.1	2.8
Equity in net income of affiliated companies	0.8	-	-	0.8
Net income	$5.9	$9.4	($1.1)	$14.2

Net income per diluted share	$0.18	$0.27	($0.03)	$0.42
(1) See “Notes to Non-GAAP Financial Measures” (Slides 14-15), “Cautionary Statement” (Slide 2) and see the “Restructuring and Other Items”
 section and “Supplemental Information and Notes to Non-GAAP Financial Measures” in today’s press release for an explanation and reconciliation of these items.

NOTES TO NON-GAAP FINANCIAL MEASURES
For additional details, please see today’s press release and Safe Harbor Statement.
These slides use non-GAAP financial measures. West believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain business trends relating to West’s financial condition, results of operations and the Company’s overall performance. Our executive management team uses adjusted operating profit and adjusted diluted EPS to evaluate the performance of the Company in terms of profitability and to compare operating results to prior periods. Adjusted operating profit is also used to evaluate changes in the operating results of each segment and to allocate resources to our segments. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing its financial measures with other companies.
Our executive management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded from the non-GAAP financial measures. In order to compensate for these limitations, our executive management presents its non-GAAP financial measures in connection with its GAAP results. We urge investors and potential investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, and not rely on any single financial measure to evaluate the
Company’s business.
In calculating adjusted operating profit and adjusted diluted EPS, we exclude the impact of items that are not considered representative of ongoing operations. Such items include restructuring and related costs, certain asset impairments, other specifically identified gains or losses, and discrete income tax items. Reconciliations of these adjusted non-GAAP measures to the comparable GAAP financial measures are included in the preceding (current and prior-year periods) and succeeding (2012
Guidance) slides.
The following is a description of the items excluded from adjusted operating profit and adjusted diluted EPS:
Restructuring & related charges:  During the three  months ended December 31, 2011, we incurred restructuring and related charges of $1.0 million associated with the restructuring plan announced in December 2010. Charges associated with the plan in 2011 were primarily associated with the 2011 closure of a plant in the United States, a reduction of operations at a manufacturing facility in England, and the elimination of certain operational and administrative functions in other locations.
During the three months ended December 31, 2010 we incurred restructuring and related charges of $14.7 million. The majority of these charges related to the restructuring plan that our Board of Directors approved in December 2010, which was designed to reduce our cost structure and improve operating efficiency.
(continued on following slide)

Delivering Innovative Solutions

	Full Year 2012 Guidance [a] Diluted Earnings Per Share
Adjusted guidance	$2.37 to $2.55
Restructuring, net of tax	(0.05) to (0.03)
Reported guidance	$2.32 to $2.52

NOTES TO NON-GAAP FINANCIAL MEASURES
For additional details, please see today’s press release and Safe Harbor Statement.
Acquisition-related contingencies: During the three months ended December 31, 2011, we increased the liability for contingent consideration related to our 2010 acquisition of technology used in our SmartDose™ electronic patch injector system by $0.2 million.
Special Separation Benefit: During the three months ended December 31, 2011, we incurred special separation benefits of
 $0.8 million related to the retirement of our former President and Chief Operating Officer. The cost consisted primarily of a settlement loss related to one of our non-qualified defined benefit pension plans.
Discrete tax items: During the three months ended December 31, 2011 we recognized discrete tax charges of $0.6 million, the majority of which resulted from changes in certain international tax rates that affected our deferred tax carrying values and the finalization of prior year tax returns.
During the three months ended December 31, 2010, we recognized $1.1 million in net discrete tax benefits, the majority of which resulted from the reversal of liabilities for unrecognized tax benefits.
Reconciliation of 2012 Adjusted Guidance to 2012 Reported Guidance:
(a) Guidance includes various currency exchange rate assumptions, most significantly the Euro at $1.32 for the remainder of 2012.
 Actual results will vary as a result of variability of exchange rates.